Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Dynegy Holdings Inc.:

1.	Registration Statement (Form S-3 No. 333-66090),
2.	Registration Statement (Form S-3 No. 333-115148-01), and
3.	Registration Statement (Form S-3 No. 333-12987);

of our report dated February 25, 2010, with respect to the consolidated financial statements and schedule of Dynegy Holdings Inc., which appears in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Houston, Texas
February 25, 2010